AMENDED AND RESTATED
BUSINESS LOAN AGREEMENT

Borrower:	Lender:
PET DRx VETERINARY GROUP, INC. 215 Centerview Drive, Suite 360 Brentwood, TN 37027	HUNTINGTON CAPITAL, L.P. 11988 El Camino Real #160 San Diego, CA 92130

THIS AMENDED AND RESTATED BUSINESS LOAN AGREEMENT (this “Agreement”) entered into as of March 30, 2009, is made and executed between PET DRx VETERINARY GROUP, INC., a Delaware corporation (“Borrower”), as successor in interest to XLNT VETERINARY CARE, INC., a Delaware corporation, and HUNTINGTON CAPITAL, L.P., a federally licensed small business investment company (“Lender”), on the following terms and conditions. Borrower has received a commercial loan from Lender (“Loan”). Borrower understands and agrees that: a) in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement, and b) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. Borrower is indebted to Lender pursuant to the Business Loan Agreement dated November 2, 2005 evidenced in part by a Promissory Note dated November 2, 2005 in the principal amount of $1,400,000. This Agreement is a complete amendment and restatement of the Business Loan Agreement dated November 2, 2005, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorney’s fees, and other fees and charges. The waivers and changes set forth herein and in the Change In Terms Agreement are contingent upon payment of the LOAN MODIFICATION FEES which are due on or before March 31, 2009.

CONDITIONS PRECEDENT. Lender’s obligations under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at any time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

LOAN AMOUNT. The amount of the Loan shall be the sum of One Million Four Hundred Thousand Dollars ($1,400,000.00).

LOAN MODIFICATION FEES. As consideration for the waiver of all defaults in the performance of covenants and representations through March 31, 2009, Borrower will pay Lender the sum of $100,000 on or before March 31, 2009. In consideration for Borrower’s agreement to change the payment terms of the Note and adopt this Agreement, Borrower agrees to (i) issue that certain Warrant to Purchase 250,000 Shares of Common Stock, Par Value $.0001 Per Share attached as Exhibit A and (ii) pay to Huntington the sum of $150,000 on December 1, 2010. Huntington agrees to the cancellation of the Warrant issued November 2, 2005.

WAIVER. Subject to payment of the applicable Loan Modification Fee, Borrower hereby waives all defaults, covenant violations and other breaches of the Loan Agreement or the Related Documents arising prior to March 31, 2009.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of this date and at all times any Indebtedness exists:

Organization. Borrower is a corporation which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the state of its incorporation. Borrower is duly authorized to transact business in California and in all other states in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply in all material respects with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities.

Authorization. Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and to do not conflict with, result in a violation of, or constitute a default under: a) any provision of Borrower’s operating agreement, articles of organization, member agreements, or any agreement or other instrument binding upon Borrower, b) or any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.

Financial Information. Borrower’s financial statements and reporting has and shall comply with all material SEC or other applicable governmental agency filing and disclosure requirements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Hazardous Substances. Borrower represents and warrants that all its activities shall be conducted in material compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower represents and warrants that to the best of its knowledge there has been no breach or violation of an Environmental Law relating to the properties owned by Borrower’s subsidiary, Tarvan & Lenehan, Inc., that would materially and adversely affect Lender’s collateral. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses (including reasonable attorney’s fees incurred before trial, at trial, on appeal or in any bankruptcy or arbitration proceeding) which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or a Hazardous Substance on the Collateral in violation of an Environmental Law. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Within three (3) business days, inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and, to Borrower’s actual knowledge, all actual litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which could materially and adversely affect the financial condition of Borrower. Lender agrees and acknowledges that disclosure of any of the foregoing by the Company in a report filed with the Securities & Exchange Commission shall constitute compliance with this covenant.

Additional Information. Furnish such additional financial and other information and statements, as Lender may reasonably request from time to time.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loan, Borrower will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy.

Other Agreements. Comply in all material respects with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any continuing default in connection with any other such agreements which could materially adversely affect the financial condition of Borrower or the financial condition of any Grantor.

Taxes, Charges, and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits.

Performance. Perform and comply, in a timely manner, and within any applicable due dates, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and financial records and to make copies and memoranda of Borrower’s books, accounts, and financial records. If Borrower now or at any time hereafter maintains any financial records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loan and to perfect all Security Interests.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, subject to any applicable cure periods, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender reasonably deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note (including default interest) from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender’s option, will: (1) be payable on demand; (2) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (a) the term of any applicable insurance policy, or (b) the remaining term of the Note; or (3) be treated as a balloon payment which will be due and payable at the Note’s maturity.

ACKNOWLEDGMENTS BY LENDER. Lender hereby acknowledges and agrees that Borrower intends to use the proceeds of this Loan and one or more subsequent advances made by Lender to acquire the outstanding capital stock of the Initial Seller. Lender further acknowledges and agrees that, in connection with the stock acquisition of the Initial Seller, Lender’s security interest in the stock and assets of such transaction is and shall be subordinated in all respect to such purchase money security interest of the Initial Seller. Lender further acknowledges and agrees that Borrower may subsequently consummate prospective acquisitions (by purchase of stock or assets, merger, or otherwise) pursuant to which the seller’s thereof (each a “Subsequent Seller” collectively, the “Subsequent Sellers”) may take purchase money security interests in the assets and/or capital stock being acquired pursuant to such transaction and Lender further agrees that it, in connection with any such subsequent acquisition with a Subsequent Seller where the same takes a purchase money security interest in the capital stock and/or assets being sold pursuant to such transaction, Lender’s security interest in the collateral subject to such transaction is and shall be subordinated in all respect to any such purchase money security interest of the Subsequent Seller and/or any other secured acquisition financing. Lender further agrees that it execute a commercially reasonable subordination agreement required by any senior secured lender providing senior debt to Borrower; provided, however that any such senior lender shall be subject to the approval of Lender, which shall not be unreasonably withheld.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender which consent shall not be unreasonably withheld:

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire, or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) make any distribution with respect to any capital account, whether by reduction of capital or otherwise.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (1) Borrower is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower has with Lender, after taking into consideration all applicable notice and cure provisions; (2) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; or (3) there occurs a material adverse change in Borrower’s financial condition or in the value of any Collateral securing any Loan.

ADDITIONAL PROVISIONS AND COVENANTS.

I. In the event of a sale or transfer of a Material Interest in Borrower’s assets (other than in the ordinary course of business), merger with another company(ies), or formation of joint ventures or other related companies, without Lender’s prior written consent, which consent is in Lender’s reasonable discretion, the Loan shall be immediately due and payable in full. “Material interest”, for purposes of this paragraph, shall be defined as more than twenty-five percent (25%) of Borrower’s assets.

II. Except as provided in paragraph I. above, there shall be no sale of Borrower’s assets, merger with another company(s), or formation of joint ventures without the Lender’s prior written consent.

III. Each party agrees to indemnify and hold harmless the other against all claims and expenses (including reasonable attorneys fees incurred before trial, at trial, on appeal or in any bankruptcy or arbitration) by any brokers or finders claiming by or through the other party for a commission or finder’s fee in connection with the issuance of the Conditional Letter of Commitment or the making of the Loan.

IV. Borrower shall provide notice to Lender of any material non-financial SEC filings or filings not in the normal course of compliance with SEC or governmental reporting.

WARRANT RIDER. As additional consideration for the Loan and as a part of the Loan, Borrower agrees to execute and grant to Lender the Warrant provided for in the Warrant Rider attached hereto as Exhibit “A”, and incorporated by reference and made a part hereof.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement, subject to the Right to Cure granted below:

Payment Default. Borrower fails to make any payment within five (5) business days of when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower; provided that Borrower’s failure to comply with any term, obligation, covenant or condition in this Agreement must have a material adverse effect on the Lender, the Borrower, the Borrower’s ability to pay amounts due under the Note or the Collateral in order for such noncompliance to constitute an Event of Default hereunder.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that would materially and adversely affect any of Borrower’s or any Grantor’s property or Borrower’s or any Grantor’s ability to repay the Loan or perform their respective obligations under this Agreement or any of the Related Documents.

Environmental Default. Failure of any party to comply with or perform when due any term, obligations, covenant or condition contained in any environmental agreement executed in connection with any Loan.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement, the Note, or the Related Documents is false or misleading in any material respect at the time made or furnished.

Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any Collateral securing the Loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Adverse Change. A material adverse change occurs in Borrower’s financial condition; provided, however that Lender was not notified of and consented to the causes that gave rise to any such change.

Right to Cure. If any default, other than a default on Indebtedness which shall not be so considered a default unless not paid within five (5) business days of when due, is curable and if Grantor has not been given a prior notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Grantor, after Lender sends written notice demanding cure of such default, (a) cures the default within fifteen (15) days; or (b), if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, subject to any right to cure set forth above, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all indebtedness immediately will become due and payable, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

CALIFORNIA UNIFORM COMMERCIAL CODE DEFINITIONS. All terms used herein, if not otherwise specifically defined, shall have the meaning defined by the current or any future version of the California Uniform Commercial Code, and as revised, amended or modified.

NO CHANGE IN JURISDICTION. Borrower or any Grantor will not change its jurisdiction of organization without prior notice to Lender.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s reasonable costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the reasonable costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, arbitration and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation, whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters; provided, however that, any such disclosure shall be contingent upon the recipients agreement to keep any such information confidential. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law and Venue. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of California. This Agreement has been accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the Courts of San Diego County, State of California.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown at the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at al times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include Borrower’s subsidiary, Tarvin and Lenehan, Inc. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior consent of Lender. Lender shall have the right to assign Lender’s rights under this Agreement without notice to or consent of Borrower. Borrower hereby waives any privacy rights with respect to any document or information provided any assignee by Lender in connection with such assignment.

Survival of Representations and Warranties. Borrower understands and agrees that in making the Loan, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement

Waiver of Jury Trial.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word “Borrower” means PET DRx VETERINARY GROUP, INC.

Collateral. The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Disbursement Date.  The date the Loan is funded.

Environmental Laws. The words “Environmental Laws” mean any and all local, state, and federal statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default” mean the occurrence and continuance of any of the events of default set forth in the Default Section of this Agreement after the applicable cure periods afforded under the Section entitled Right to Cure under the Default Section hereof.

GAAP. The word “GAAP” means generally accepted accounting principles.

Grantor. The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Loan.

Hazardous Substance(s). The words “Hazardous Substance(s)” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means HUNTINGTON CAPITAL, L.P., its successors and assigns.

Loan. The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time, including but not limited to any Royalty Rider and/or Warrant Rider.

Note. The word “Note” means the Promissory Note executed by Borrower dated November 2, 2005, in favor of HUNTINGTON CAPITAL, LP, in the original principal amount of One Million Four Hundred Thousand Dollars ($1,400,000.00), as well as any other promissory notes executed in connection with this Agreement, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the notes or credit agreements.

Permitted Liens. The words “Permitted Liens” mean  liens and security interests securing indebtedness owed by Borrower to Lender; (1) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith and by appropriate proceedings; (2) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (3) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens”; (4) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (5) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

Purchase Agreement. The term “Purchase Agreement” shall mean that certain Stock Purchase Agreement dated on even date herewith by and between the Borrower and The Tarvin Family Trust dated December 11, 1992 and The Lenehan-Fujimoto Family Revocable Trust dated June 4, 1986 (collectively, the “Seller”) pursuant to which the Borrower purchases from the Seller all of issued and outstanding stock of Tarvin & Lenehan, Inc., a copy of which has been previously provided to Lender.

Related or Loan Documents. The words “Related Documents” or “Loan Documents” mean all promissory notes, credit agreements, loan agreements, royalty agreements, warrant agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AMENDED AND RESTATED BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS AMENDED AND RESTATED BUSINESS LOAN AGREEMENT IS DATED MARCH 30, 2009

BORROWER:
PET DRx VETERINARY GROUP, INC.

By:
Name: Harry L. Zimmerman
Authorized Signatory

LENDER:
HUNTINGTON CAPITAL, L.P.,

a California limited partnership
BY: HFMC, Inc.,
a California corporation, its General Partner
BY:
Name: Morgan L. Miller, Jr., President

EXHIBIT A

WARRANT RIDER

EXHIBIT “A”